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 CUSIP No. 695112201                  13-G                   Page 7  of 10 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 10, 1998
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                    MORGAN STANLEY,  DEAN WITTER,  DISCOVER & CO. and VAN KAMPEN

               AMERICAN CAPITAL ASSET MANAGEMENT, INC. hereby agree that, unless differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated


            VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).